                                                                   EXHIBIT (4h)

                                           KEYPORT
                                           LIFE INSURANCE COMPANY



                                           A Stock Company


This Group Contract, as issued to the Group Contract Owner by Us with any riders or endorsements, alone makes up the agreement under which benefits are paid.
The Group Contract may be inspected at the office of the Group Contract Owner. In consideration of any application for a Certificate and the payment of purchase payments, We agree, subject to the terms and conditions of the Group Contract, to provide the benefits described in the Certificate to the Certificate Owner.

If a Certificate is In Force on the Income Date, We will begin making income payments to the Annuitant. We will make such payments according to the terms of the Certificate and Group Contract.

RIGHT TO EXAMINE CERTIFICATE: A Certificate Owner may return a Certificate to Us or the agent through whom it was purchased within 10 days of receipt. If so returned, We will treat the Certificate as though it were never issued. Upon receipt We will promptly refund the Certificate Value as of the date the returned Certificate is received by Us plus any charges We may have previously deducted.

                          READ THIS CONTRACT CAREFULLY.

        Secretary President






                         GROUP VARIABLE ANNUITY CONTRACT
                           FLEXIBLE PURCHASE PAYMENTS
                            DEFERRED INCOME PAYMENTS
                        NONPARTICIPATING -- NO DIVIDENDS

               ANNUITY PAYMENTS AND OTHER VALUES, WHEN BASED ON THE

                 INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE

             VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THIS
                     IS EXPLAINED FURTHER ON PAGES 11 AND 18.


                                 TABLE OF CONTENTS


                                                                            Page

Right to Examine Certificate
                                                                              1
Definitions
                                                                              2
Contract Schedule
                                                                              3A
General Provisions
                                                                              5
Variable Account Provisions
                                                                              10
Transfers
                                                                              13
Partial Withdrawals and Total Surrender
                                                                              14
Death Provisions
                                                                              15
Annuity Provisions
                                                                              16
Endorsements (if any) are before page
                                                                              22

                                   DEFINITIONS

ACCUMULATION PERIOD: The period prior to the Income Date during which Purchase Payments may be made by a Certificate Owner.

ACCUMULATION UNIT: An accounting unit used to calculate a Certificate Owner's interest in a Sub-account of the Variable Account during the Accumulation Period.

ADJUSTED CERTIFICATE VALUE: The Certificate Value less any applicable taxes relating to a Certificate and Certificate Maintenance Charge. This amount is applied to the applicable Annuity Tables to determine Annuity Payments.

DVA(1)                                                                        2

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ANNUITANT: The natural person on whose life Annuity Payments are based, and to whom any Annuity Payments will be made starting on the Income Date.

ANNUITY OPTIONS: Options available for Annuity Payments.

ANNUITY PAYMENTS: The series of payments made to the Annuitant, starting on the Income Date, under the Annuity Option selected.

ANNUITY PERIOD: The period after the Income Date during which Annuity Payments are made.

ANNUITY UNIT: An accounting unit used to calculate Variable Annuity Payments during the Annuity Period.

BENEFICIARY: The person(s) or entity(ies) who controls the Certificate if any Certificate Owner dies before the Income Date.

                                (Definitions continue on page 4)


                                 KEYPORT LIFE INSURANCE COMPANY
                                125 HIGH STREET, BOSTON, MA 02110





                                        CONTRACT SCHEDULE

GROUP CONTRACT OWNER                [Keyport Insurance Trust]
GROUP CONTRACT NUMBER               [678999]
GROUP CONTRACT ISSUE DATE           [1/30/96]
MINIMUM INITIAL PAYMENT             [$5,000]
MINIMUM ADDITIONAL PAYMENT          [$1,000]






CHARGES

DISTRIBUTION CHARGE [We deduct [0.000411%] of the assets in each Variable Account Sub-Account on a daily basis (equivalent to an annual rate of [0.15%] ) to compensate Us for a portion of Our distribution costs.]

DVA(1)                                                                        3

ADMINISTRATIVE CHARGE [We deduct [0.000411%] of the assets in each Variable Account Sub-account on a daily basis (equivalent to an annual rate of [0.15%]) to compensate Us for a portion of Our administrative expenses.]

MORTALITY AND EXPENSE RISK CHARGE [We deduct [0.003863%] of the assets in each Variable Account Sub-account on a daily basis (equivalent to an annual rate of [1.40%]) for Our mortality and expense risks.]

CERTIFICATE MAINTENANCE CHARGE [We charge [$36] to cover a portion of Our ongoing Certificate maintenance expenses. The charge is incurred at the beginning of the Certificate Year and is deducted on each Certificate Anniversary and at the time of total surrender.]

TRANSFER CHARGE [Currently none, however, We reserve the right to charge [$25] for a transfer if a Certificate Owner makes more than [12] transfers per Certificate Year.]

SURRENDER CHARGE [At the time of each partial withdrawal or at total surrender a contingent




















DVA(1)                                                                  PAGE 3A
deferred sales charge is imposed as a percentage of each Purchase Payment during the [seven]years after the date of its payment, as follows:

   Year 1     Year 2     Year 3     Year 4      Year 5     Year 6     Year 7

     7%         6%         5%         4%          3%         2%         1%

Thereafter 0%].

INITIAL PURCHASE PAYMENT ALLOCATION

Currently, Certificate Owners can select [7] Sub-accounts
[and the Fixed Account]. We reserve the right to increase or decrease the number of available Sub-accounts. The minimum a Certificate Owner may allocate to any Sub-account [or the Fixed Account] is [10%] of any Purchase Payment. An initial Purchase Payment may be invested as follows:

            [Manning & Napier Moderate Growth
             Manning & Napier Growth
             Manning & Napier Maximum Horizon
             Manning & Napier Equity
             Manning & Napier Small Cap
             Manning & Napier Bond
             SteinRoe Cash Income Fund

             Fixed Account]

TRANSFER GUIDELINES

NUMBER OF TRANSFERS AND TRANSFER CHARGE: [Currently, Certificate Owners are permitted [12]transfers per Certificate Year during the Accumulation Period and [1] transfer every [6]months during the Annuity Period. We reserve the right to change, upon notice, the frequency of transfers a Certificate Owner can make. We also reserve the right to impose a charge for any transfer in excess of [12] per Certificate Year. The transfer charge is shown in the Charges section of the Schedule.]

MINIMUM AMOUNT TO BE TRANSFERRED: [None]

MINIMUM AMOUNT WHICH MUST REMAIN IN A SUB-ACCOUNT AFTER TRANSFER: [None]

[LIMITATIONS ON TRANSFERS FROM FIXED ACCOUNT: Transfers during a Certificate Year from the Fixed Account to the Variable Account are limited to [25%] of the Fixed Account Value at the beginning of the Certificate Year. This limitation will be waived if a systematic program of monthly transfers has been established.]

PARTIAL WITHDRAWALS

DVA(1)                                                                PAGE 3B

A Certificate Owner may make partial withdrawals during the Accumulation Period without incurring a Surrender Charge[, as follows:

            (1) In any Certificate Year a Certificate Owner may withdraw an aggregate amount not to exceed, at the time of withdrawal:

                  (a)   the Certificate Value, less
                  (b) the portion of the Purchase Payments not previously withdrawn by that Certificate Owner; and

            (2) In any Certificate Year after the first, a Certificate Owner may also withdraw the positive difference, if any, between the amount withdrawn pursuant to (1) above in any such subsequent year and 10% of the Certificate Value as of the preceding Certificate Anniversary.

We will collect the Surrender Charge shown on the Schedule with respect to partial withdrawals in excess of the amounts described in (1) and (2) above].

MINIMUM WITHDRAWAL AMOUNT: [$300], unless the withdrawal is made pursuant to Our systematic withdrawal program, in which case the minimum withdrawal is [$100].

MINIMUM CERTIFICATE VALUE WHICH MUST REMAIN AFTER A PARTIAL WITHDRAWAL:
[$2,500].

DEATH BENEFITS

ADJUSTMENT OF CERTIFICATE VALUE
When We receive due proof of death of the Certificate Owner, [any Joint Certificate Owner,] or the Annuitant if the Certificate Owner is a non-natural Person, We will compare, as of the date of death, the Certificate Value to the Death Benefit amount defined in the Certificate Schedule. If the Certificate Value is less than the Death Benefit, We will increase the current Certificate Value by the amount of the difference. Any amount credited will be allocated to the Variable Account [and/or the Fixed Account] based on the Purchase Payment allocation selection that is in effect when We receive due proof of death.

[WAIVER OF SURRENDER CHARGES
If the Certificate is surrendered within [90] days of the date of death of the Certificate Owner, [any Joint Certificate Owner,] or the Annuitant if the Certificate Owner is a non-natural Person, any applicable Surrender Charges will not be deducted from the Certificate Withdrawal Value.]

DEATH BENEFIT AMOUNT

A Certificate Schedule will contain one [or more] of the following Death Benefit provisions.

[PURCHASE PAYMENT DEATH BENEFIT
On the Certificate Date the Death Benefit is the initial Purchase Payment. On subsequent Valuation Dates, the Death Benefit is calculated as follows:

DVA(1)                                                             PAGE 3C

            (1)   Start with the Death Benefit from the prior Valuation Date;
            (2) Add to (1) any additional Purchase Payments paid during the current Valuation Period and subtract from (1) any partial withdrawals (including any associated Surrender Charge incurred) made during the current Valuation Period.]

[CERTIFICATE ANNIVERSARY DEATH BENEFIT
On the Certificate Date, the Death Benefit is the initial Purchase Payment. On subsequent Valuation Dates, the Death Benefit is calculated as follows:

            (1)   (a)   Start with the Death Benefit from the Certificate Date;
                  (b)   Add to (a) any additional Purchase Payments paid since
                        the Certificate Date and subtract from (a) any partial
                        withdrawals (including any associated Surrender Charge
                        incurred) made since the Certificate Date;
            (2)   (a)   Determine the Certificate Value for each Certificate
                        Anniversary (the "Anniversary Value") before the [81st] birthday of the Certificate Owner or, if the Certificate
                        Owner is a non-natural Person, the Annuitant;
                  (b)   Increase each "Anniversary Value" by any Purchase
                        Payments made after that Value's Anniversary;
                  (c)   Decrease each "Anniversary Value" by the following
                        amount calculated at the time of each partial
                        withdrawal made after that Value's Anniversary: (i) the partial withdrawal amount (including any associated
                        Surrender Charge incurred) divided by the Certificate
                        Value immediately preceding the withdrawal, (ii) multiplied by the "Anniversary Value" immediately preceding the withdrawal;
                  (d)   Select the highest "Anniversary Value" after the
                        adjustments in (b) and (c) above;
            (3)   Set the Death Benefit equal to the greater of (1) and (2).]

[If there is a change of Certificate Owner, the new Certificate Owner's age will be used to determine the amount in (2) above.]




[INTEREST ACCUMULATING DEATH BENEFIT
On the Certificate Date, the Death Benefit is the initial Purchase Payment. On subsequent Valuation Dates, the Death Benefit is calculated as follows:

                  (1)   Start with the Death Benefit from the Prior Valuation
                        Date;
                  (2) Calculate interest on (1) for the current Valuation Period at the Death Benefit Interest Rate;
                  (3)   Add (1) and (2);
                  (4) Add any additional Purchase Payments paid during the current Valuation Period to (3);
                  (5) Subtract partial withdrawals made during the current Valuation Period from (4);

Each accumulated initial or additional Purchase Payment, reduced by any partial withdrawals (including any associated Surrender Charge incurred) allocated to such Purchase Payment, will

DVA(1)                                                              PAGE 3C
continue to grow at the Death Benefit Interest Rate until reaching its Maximum Guaranteed Death Benefit.

  The Death Benefit is accumulated at the Death Benefit Interest Rate of [7%] compounded annually, except:

            (1) Amounts in the [CIF Sub-account] are accumulated at the net rate of return for such Sub-account during the current Valuation Period if less than [7%] compounded annually; and
            (2) Amounts in the [Manning & Napier Bond Sub-account] are accumulated at the net rate of return for such Sub-account during the current Valuation Period if less than [7%]compounded annually; and
            (3) Amounts in a Fixed Allocation are accumulated at the interest rate being credited to such Fixed Allocation during the current Valuation Period if less than [7%] compounded annually.

The net rate of return used in (1) and (2) equals the net investment factor defined on page 11 less 1.0.

The Maximum Guaranteed Death Benefit is initially equal to [two] times the initial or additional Purchase Payment paid. Thereafter, the Maximum Guaranteed Death Benefit as of the effective date of a partial withdrawal is reduced first by the amount of any partial withdrawal representing earnings and second in proportion to the reduction in Certificate Value for any partial withdrawal representing Purchase Payments (in each case, including any associated Surrender Charge incurred).]

[If there is a change of Certificate Owner and the new Certificate Owner's age is less than or equal to 75, the Death Benefit described above will remain in effect. If the new Certificate Owner's age is greater than 75, the Death Benefit in effect will not apply; the Death Benefit will be the sum of the Purchase Payments less any partial withdrawals (including any associated Surrender Charge incurred) made since the Certificate Date.]

THE VARIABLE SEPARATE ACCOUNT[S]

[SUB-ACCOUNTS INVESTING IN SHARES OF MUTUAL FUNDS
Variable Account [A] is a unit investment trust variable separate account, organized in and governed by the laws of the State of Rhode Island, Our state of domicile. Variable Account [A]is divided into Sub-accounts. Each Sub-account listed below invests in shares of the corresponding Portfolio of the Eligible Fund shown.


SUB-ACCOUNT                            ELIGIBLE FUND AND PORTFOLIO
------------------------------------------------------------------
                                       [MANNING & NAPIER INSURANCE FUND, INC.

MODERATE GROWTH                        Manning & Napier Moderate Growth Portfolio

DVA(1)                                                              PAGE 3D

SUB-ACCOUNT                            seeks with equal emphasis long-term growth and
                                       preservation of capital.

GROWTH SUB-ACCOUNT                     Manning & Napier Growth Portfolio - seeks long
                                       term growth of capital.  The secondary objective
                                       is the preservation of capital.

MAXIMUM HORIZON                        Manning & Napier Maximum Horizon Portfolio - seeks
SUB-ACCOUNT                            to achieve the high level of long-term capital growth
                                       typically associated with the stock market.

EQUITY SUB-ACCOUNT                     Manning & Napier Equity Portfolio- seeks long-term
                                       growth of capital.

SMALL CAP SUB-                         Manning & Napier Small Cap Portfolio - seeks to
ACCOUNT                                achieve long term growth of capital by investing principally in the equity securities of small issuers.

BOND SUB-ACCOUNT                        Manning & Napier Bond Portfolio - seeks to maximize total return in the form of both income and capital appreciation by investing in fixed income securities without regard to
                                        maturity.


                                        STEINROE VARIABLE INVESTMENT TRUST
--------------------------------------------------------------------------

CIF SUB-ACCOUNT                         CASH INCOME FUND - seeks high current income
("MONEY MARKET" SUB-ACCOUNT)            from short-term money market investments while emphasizing preservation of capital and maintaining excellent
                                        liquidity.] ]

[SUB-ACCOUNTS INVESTING DIRECTLY IN SECURITIES

Variable Account [B] is an investment company variable separate account which invests directly in securities, organized in and governed by the laws of the State of Rhode Island, Our state of domicile. Variable Account [B] is divided into Sub-accounts. The investment advisor to each Sub-account is set forth opposite each Sub-account shown below:

               Sub-account                         Investment Advisor

DVA(1)                                                               PAGE 3E

             [Currently, none]                     [Currently, none]  ]

THE FIXED ACCOUNT

[The Fixed Account is part of Our General Account, which consists of all of Our assets except the assets of the Variable Account and the assets of other separate accounts that We maintain. Subject to applicable law, We have sole discretion over investments of the assets of the Fixed Account. If a Certificate Owner allocates assets to the Fixed Account, the Certificate Owner's accumulation values and annuity payments will have guaranteed minimums.

Before the Income Date, a Certificate Owner's interest in the Fixed Account is measured by the Fixed Account Value. When annuity payments begin, the payee's interest in the Fixed Account is measured by the amount of each periodic payment.

Benefits from the Fixed Account will not be less than the minimum values required by any law of the jurisdiction where the Certificate is delivered.

Purchase Payments will be allocated to the Fixed Account in accordance with a Certificate Owner's selection at the Certificate Date. A Certificate Owner may change such selection by Written Request.

The Fixed Account Value at any time is equal to:
                  (1) all Purchase Payments allocated to the Fixed Account plus the interest subsequently credited on those payments; plus
                  (2) any Variable Account value transferred to the Fixed Account plus the interest subsequently credited on the transferred value; less
                  (3)   any prior partial withdrawals from the Fixed Account;
                        less
                  (4)   any Fixed Account Value transferred to the Variable
                        Account.

We will credit interest to Purchase Payments allocated to the Fixed Account at rates declared by Us for Guarantee Periods of one [or more] year[s] from the month and day of allocation. The minimum Guaranteed Interest Rate is [3%] per year.]








DVA(1)                                                                PAGE 3F

CERTIFICATE: The document issued to a Certificate Owner to evidence a Certificate Owner's participation under the Group Contract. The Certificate summarizes the benefits and provisions of the Group Contract.

CERTIFICATE ANNIVERSARY: An anniversary of the Certificate Date.

CERTIFICATE DATE: The date a Certificate is issued to a Certificate Owner. The Certificate Date is shown on the Certificate Schedule.

CERTIFICATE OWNER: The person who owns a Certificate under the Group Contract. Any Joint Certificate Owners and the Certificate Owner own the Certificate equally with rights of survivorship. All Owners must exercise ownership rights and privileges together, including the signing of Written Requests.

CERTIFICATE VALUE: The sum of the Certificate Owner's interest in the Sub-accounts of the Variable Account and the Fixed Account during the Accumulation Period.

CERTIFICATE YEAR: The first Certificate Year is the annual period which begins on the Certificate Date. Subsequent Certificate Years begin on each Certificate Anniversary.

ELIGIBLE FUND: An investment entity shown on the Certificate Schedule.

FIXED ACCOUNT: The account We establish to support Fixed Allocations. The Contract Schedule shows whether the Fixed Account is available under the Certificates.

FIXED ACCOUNT VALUE: The value of all Fixed Account amounts accumulated under a Certificate prior to the Income Date.

FIXED ALLOCATION: An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

FIXED ANNUITY: An annuity with a series of payments made during the Annuity Period which are guaranteed as to dollar amount by Us.

GENERAL ACCOUNT: Our general investment account which contains all of Our assets except those in the Variable Account and Our other separate accounts.

GROUP CONTRACT OWNER: The person or entity to which the Group Contract is issued.

GUARANTEED INTEREST RATE: The effective annual interest rate which We will credit for a specified Guarantee Period.

DVA(1)                                                                       4

GUARANTEE PERIOD: The period of year(s) a rate of interest is guaranteed to be credited within the Fixed Account.

INCOME DATE: The date on which Annuity Payments begin. The Income Date is shown on the Certificate Schedule.

IN FORCE: The status of a Certificate before the Income Date so long as it has not been totally surrendered and there has not been a death of a Certificate Owner or Joint Certificate Owner that will cause the Certificate to end within five years of the date of death.

OFFICE: Our executive office shown on the Certificate Schedule.

PERSON: A human being, trust, corporation, or any other legally recognized entity.

PORTFOLIO: A series of an Eligible Fund which constitutes a separate and distinct class of shares.

PURCHASE PAYMENT: A payment made by or on behalf of a Certificate Owner with respect to a Certificate.

SUB-ACCOUNT: Variable Account assets are divided into Sub-accounts. Assets of each Sub-account will be invested in shares of a Portfolio of an Eligible Fund, or directly in portfolio securities.

VALUATION DATE: Each day on which We and the New York Stock Exchange ("NYSE") are open for business, or any other day that the Securities and Exchange Commission requires that mutual funds, unit investment trusts or other investment portfolios be valued.

VALUATION PERIOD: The period of time beginning at the close of business of the NYSE on each Valuation Date and ending at the close of business on the next succeeding Valuation Date.

VARIABLE ACCOUNT: Our Variable Account(s) shown on the Certificate Schedule.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of specified Sub-accounts of the Variable Account.

WE, US, OUR: Keyport Life Insurance Company.

WRITTEN REQUEST: A request in writing, in a form satisfactory to Us, and received by Us at Our Office.

                               GENERAL PROVISIONS

PURCHASE PAYMENTS

The initial Purchase Payment is due on the Certificate Date. It must be paid at Our Office in United States currency. Coverage under a Certificate does not take effect until We have

DVA(1)                                                                       5
accepted the initial Purchase Payment during a Certificate Owner's lifetime. Each Purchase Payment after the Certificate Date must be at least the amount shown on the Certificate Schedule. Provided the Certificate Value under a Certificate does not go to zero, a Certificate will stay in force until the Income Date even if a Certificate Owner make no payments after the initial one. We reserve the right to reject any subsequent Purchase Payment.

ALLOCATION OF PURCHASE PAYMENTS

An initial Purchase Payment is allocated to the Sub-accounts of the Variable Account, and to the Fixed Account if available, in accordance with the selections made by a Certificate Owner at the Certificate Date. Unless otherwise changed by a Certificate Owner, subsequent Purchase Payments are allocated in the same manner as the initial Purchase Payment. Allocation of Purchase Payments is subject to the terms and conditions imposed by Us. We reserve the right to allocate initial Purchase Payments to the Money Market Sub-account until the expiration of the Right to Examine Certificate period set forth on the first page of the Group Contract and the Certificate.

THE CONTRACT

The Group Contract, including the application, if any, and any attached rider or endorsement constitute the entire contract between the Group Contract Owner and Us. All statements made by the Group Contract Owner, any Certificate Owner or any Annuitant will be deemed representations and not warranties. No such statement will be used in any contest unless it is contained in the application signed by the Group Contract Owner or in a written instrument signed by the Certificate Owner, a copy of which has been furnished to the Certificate Owner, the Beneficiary or to the Group Contract Owner.

Only Our President or Secretary may agree to change any of the terms of the Group Contract. Any changes must be in writing. Any change to the terms of a Certificate must be in writing and with Certificate Owner's consent, unless provided otherwise by the Group Contract and the Certificate.

To assure that the Group Contract and the Certificate will maintain their status as a variable annuity under the Internal Revenue Code, We reserve the right to change the Group Contract and any Certificate issued thereunder to comply with future changes in the Internal Revenue Code, any regulations or rulings issued thereunder, and any requirements otherwise imposed by the Internal Revenue Service. The Group Contract Owner and the affected Certificate Owner will be sent a copy of any such amendment.

We reserve the right, subject to compliance with the law as currently applicable or subsequently changed, to: (a) operate the Variable Account in any form permitted under the Investment Company Act of 1940, as amended, (the "1940 Act"), or in any other form permitted by law; (b) take any action necessary to comply with or obtain and continue any exemptions from the 1940 Act, or to comply with any other applicable law; (c) transfer any assets in any Sub-account to another Sub-account, or to one or more separate investment accounts, or the General Account; or to add, combine or remove Sub-accounts in the Variable Account; and (d) change the way We assess charges, so long as We do not increase the aggregate amount beyond that

DVA(1)                                                                       6
currently charged to the Variable Account and the Eligible Funds in connection with a Certificate. If the shares of any of the Eligible Funds should become unavailable for investment by the Variable Account or if in Our judgment further investment in such Portfolio shares should become inappropriate in view of the purpose of the Certificate, We may add or substitute shares of another mutual fund for the Portfolio shares already purchased under the Certificate. No substitution of Portfolio shares in any Sub-account may take place without prior approval of the Securities and Exchange Commission and notice to the affected Certificate Owners, to the extent required by the 1940 Act.

CERTIFICATE OWNER

A Certificate Owner has all rights and may receive all benefits under a Certificate. A Certificate Owner is the person designated as such on the Certificate Date, unless changed. A Certificate Owner may exercise all rights of a Certificate while it is In Force, subject to the rights of (a) any assignee under an assignment filed with Us, and (b) any irrevocably named Beneficiary.

JOINT CERTIFICATE OWNER

A Certificate can be owned by Joint Certificate Owners. Upon the death of any Certificate Owner or Joint Certificate Owner, the surviving owner(s) will be the primary Beneficiary(ies). Any other beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request filed with Us.

ANNUITANT

The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by a Certificate Owner at the Certificate Date, unless changed prior to the Income Date. Any change of Annuitant is subject to Our underwriting rules then in effect. The Annuitant may not be changed in a Certificate which is owned by a non-natural person. A Certificate Owner may name a Contingent Annuitant. The Contingent Annuitant becomes the Annuitant if the Annuitant dies while a Certificate is In Force. If the Annuitant dies and no Contingent Annuitant has been named, We will allow a Certificate Owner sixty days to designate someone other than the Certificate Owner as Annuitant. The Certificate Owner will be the Contingent Annuitant unless the Certificate Owner names someone else. If the Certificate is owned by a non-natural person, the death of the Annuitant will be treated as the death of the Certificate Owner and a new Annuitant may not be designated.

BENEFICIARY

The Beneficiary is the person who controls the Certificate if any Certificate Owner dies prior to the Income Date. If the Certificate is owned by Joint Certificate Owners, upon the death of any Certificate Owner or Joint Certificate Owner, the surviving owner(s) will become the primary Beneficiary. Any other beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request filed with Us. If a Certificate Owner names more than one Person as Primary Beneficiary or as Contingent Beneficiary, and does not state otherwise on an application or in a Written Request to Us, any non-survivors will not receive a benefit. The survivors will receive equal shares. Subject to the rights of any irrevocable Beneficiary(ies),


DVA(1)                                                                   7
a Certificate Owner may change primary or contingent Beneficiary(ies). A change must be made by Written Request and will be effective as of the date the Written Request is signed. We will not be liable for any payment We make or action We take before We receive the Written Request.

GROUP CONTRACT OWNER

The Group Contract Owner has title to the Group Contract. The Group Contract and any amount accumulated under any Certificate are not subject to the claims of the Group Contract Owner or any of its creditors. The Group Contract Owner may transfer ownership of this Group Contract. Any transfer of ownership terminates the interest of any existing Group Contract Owner. It does not change the rights of any Certificate Owner.

CHANGE OF CERTIFICATE OWNER, BENEFICIARY OR CONTINGENT ANNUITANT

While a Certificate is In Force, a Certificate Owner may by Written Request change the primary Certificate Owner, Joint Certificate Owner, primary Beneficiary, Contingent Beneficiary, Contingent Annuitant, or in certain instances, the Annuitant. An irrevocably named Person may be changed only with the written consent of such Person. The change will be effective, following Our receipt of the Written Request, as of the date the Written Request is signed. The change will not affect any payments We make or actions We take prior to the time We receive the Written Request.

ASSIGNMENT OF THE CERTIFICATE

A Certificate Owner may assign a Certificate at any time while it is In Force. The assignment must be in writing and a copy must be filed at Our Office. A Certificate Owner's rights and those of any revocably named Person will be subject to the assignment. An assignment will not affect any payments We make or actions We take before We receive the assignment. We are not responsible for the validity of any assignment.

MISSTATEMENT OF AGE OR SEX

If the age or sex of the Annuitant or any payee has been misstated, We will compute the amount payable based on the correct age and sex. If Annuity Payments have begun, any underpayment(s) that have been made will be paid in full with the next Annuity Payment. Any overpayment, unless repaid to Us in one sum, will be deducted from future Annuity Payments otherwise due until We are repaid in full.

NON-PARTICIPATING

A Certificate does not participate in Our divisible surplus.

EVIDENCE OF DEATH, AGE, SEX OR SURVIVAL

If a Certificate provision relates to the death of a natural Person, We will require proof of death before We will act under that provision. Proof of death shall be: (a) a certified death certificate; or (b) a certified decree of a court of competent jurisdiction as to the finding of death; or (c) a

DVA(1)                                                                   8
written statement by a medical doctor who attended the deceased; or (d) any other document constituting due proof of death under applicable state law. If Our action under a Certificate provision is based on the age, sex, or survival of any Person, We may require evidence of the particular fact before We act under that provision.

PROTECTION OF PROCEEDS

No Beneficiary or payee may commute or assign any payments under a Certificate before they are due. To the extent permitted by law, no payments shall be subject to the debts of any Beneficiary or payee or to any judicial process for payment of those debts.

REPORTS

We will send Certificate Owners a report that shows the Certificate Value at least once each Certificate Year. We will send any other reports that may be required by law.

TAXES

Any taxes paid to any governmental entity relating to a Certificate will be deducted from the Purchase Payments or Certificate Value. We may, in Our sole discretion, delay the deduction until a later date. By not deducting tax payments at the time of Our payment, We do not waive any right We may have to deduct amounts at a later date. We will, in Our sole discretion, determine when taxes relate to a Certificate or to the operation of the Variable Account. We reserve the right to establish a provision for federal income taxes if We determine, in Our sole discretion, that We will incur a tax as a result of the operation of the Variable Account. Such a provision will be reflected in the Accumulation and Annuity Unit Values. We will deduct for any income taxes incurred by Us as a result of the operation of the Variable Account whether or not there was a provision for taxes and whether or not it was sufficient. We will deduct from any payment under a Certificate any withholding taxes required by applicable law.

REGULATORY REQUIREMENTS

All values payable under a Certificate will not be less than the minimum benefits required by the laws and regulations of the states in which the Certificate is delivered.

SUSPENSION OR DEFERRAL OF PAYMENTS

We reserve the right to suspend or postpone payments for a withdrawal, transfer, surrender or death benefit for any period when:

     (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); or

     (2) trading on the New York Stock Exchange is restricted; or

     (3) an emergency exists as a result of which valuation or disposal of the assets and securities of the Variable Account is not reasonably practicable; or


DVA(1)                                                                    9

     (4) the Securities and Exchange Commission, by order or pronouncement, so permits for the protection of Certificate Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission govern as to whether the conditions described in (2) and (3) above exist.

We reserve the right to delay payment of amounts allocated to the Fixed Account for up to six months.

                           VARIABLE ACCOUNT PROVISIONS

THE VARIABLE ACCOUNT



The Variable Account(s) is designated on the Certificate Schedule and consists of assets set aside by Us, which are kept separate from Our general assets and all other variable account assets We maintain. We own the assets of the Variable Account. Variable Account assets equal to reserves and other contract liabilities will not be chargeable with liabilities arising out of any other business We may conduct. We may transfer to Our General Account assets which exceed the reserves and other liabilities of the Variable Account. Income and realized and unrealized gains or losses from assets in the Variable Account are credited to or charged against the account without regard to other income, gains or losses in Our other investment accounts.

The Variable Account assets are divided into Sub-accounts. The Sub-accounts which are available under the Certificate are shown on the Certificate Schedule. The assets of the Sub-accounts of the unit investment trust variable separate account are allocated to the Eligible Fund(s) and the Portfolio(s), if applicable, within an Eligible Fund shown on the Certificate Schedule. The assets of the Sub-accounts of the investment company variable separate account, if applicable, are invested in portfolios of securities designed to meet the objectives of the Sub-Account shown on the Certificate Schedule. We may, from time to time, add additional Sub-accounts, Eligible Funds or Portfolios to those shown on the Certificate Schedule. A Certificate Owner may be permitted to transfer Certificate Values or allocate Purchase Payments to the additional Sub-Accounts, Eligible Funds or Portfolios. However, the right to make such transfers or allocations will be limited by the terms and conditions imposed by Us.

We also have the right to eliminate Sub-accounts from the Variable Account, to combine two or more Sub-accounts or to substitute a new Portfolio for the Portfolio in which a Sub-account invests. A substitution may become necessary if, in Our discretion, a Portfolio or Sub-account no longer suits the purposes of the Group Contract. This may happen: due to a change in laws or regulations or a change in a Portfolio's investment objectives or restrictions; because the Portfolio or Sub-account is no longer available for investment; or for some other reason. We will obtain any prior approvals that may be required from the insurance department of Our state of domicile, and from the SEC or any other governmental entity before making such a substitution.

When permitted by law, We reserve the right to:


DVA(1)                                                                   10

     (1) Deregister a Variable Account under the 1940 Act;
     (2) Operate a Variable Account as a management company under the 1940 Act, if it is operating as a unit investment trust;
     (3) Operate a Variable Account as a unit investment trust under the 1940 Act, if it is operating as a management company;
     (4) Restrict or eliminate any voting rights as to the account;
     (5) Combine the Variable Account with any other variable account.

VALUATION OF ASSETS

The assets of the Variable Account are valued at their fair market value in accordance with Our procedures.


ACCUMULATION UNITS

A Certificate Owner's Variable Account value will fluctuate in accordance with the investment results of the Sub-accounts to which the Certificate Owner has allocated his or her Purchase Payments or Certificate Value. In order to determine how these fluctuations affect a Certificate Owner's Certificate Value, We use an Accumulation Unit value. Accumulation Units are used to account for all amounts allocated to or withdrawn from the Sub-accounts of the Variable Account as a result of Purchase Payments, partial withdrawals, transfers, or charges deducted from the Certificate Value. We determine the number of Accumulation Units of a Sub-account purchased or cancelled by dividing the amount allocated to, or withdrawn from, the Sub-account by the dollar value of one Accumulation Unit of the Sub-account as of the end of the Valuation Period during which We receive the request for the transaction.

ACCUMULATION UNIT VALUE

The Accumulation Unit Value for each Sub-account was initially set at $10. Subsequent Accumulation Unit Values for each Sub-account are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by a net investment factor for the Sub-account for the current period. This factor may be greater or less than 1.0; therefore, the Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

We calculate the net investment factor for each Sub-account investing in shares of mutual funds by dividing (a) by (b) and then subtracting (c) where:

     (a) is equal to:
        (i) the net asset value per share of the Portfolio in which the Sub-account invests at the end of the Valuation Period; plus
        (ii) any dividend per share declared for the Portfolio that has an ex-dividend date within the current Valuation Period.

     (b) is the net asset value per share of the Portfolio at the end of the preceding Valuation Period.

     (c) is equal to:

DVA(1)                                                                     11

        (i) the sum of each Valuation Period equivalent of the annual rate for the Mortality and Expense Risk Charge, for the Administrative Charge, and for the Distribution Charge, if any, which are shown on the Certificate Schedule; plus
        (ii) a charge factor, if any, for any tax provision established by Us a result of the operation of the Sub-account.

We calculate the net investment factor for each Sub-account investing directly in securities with the same formula, except:

     (a) is equal to:
        (i) the value of the assets in the Sub-account at the end of the preceding Valuation Period; plus
        (ii) any investment income and capital gains, realized or unrealized, credited to the assets during the current Valuation Period; less

        (iii) any capital losses, realized or unrealized, charged against the assets during the current Valuation Period;
                less
        (iv) all operating and investment expenses relating to the assets that are incurred during the current Valuation Period.

     (b) is the value of the assets in the Sub-account at the end of the preceding Valuation Period.

MORTALITY AND EXPENSE RISK CHARGE

Each Valuation Period We deduct a Mortality and Expense Risk Charge from each Sub-account of the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Mortality and Expense Risk Charge compensates Us for assuming the mortality and expense risks with respect to the Certificates We issue. We guarantee the dollar amount of each Annuity Payment after the first Annuity Payment will not be affected by variations in mortality or expense experience.

ADMINISTRATIVE CHARGE

Each Valuation Period We deduct an Administrative Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Administrative Charge compensates Us for the costs associated with administration of the Variable Account and the Certificates We issue.

DISTRIBUTION CHARGE

Each Valuation Period We deduct a Distribution Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Distribution Charge compensates Us for the costs associated with the distribution of the Certificates We issue.

DVA(1)                                                          12

CERTIFICATE MAINTENANCE CHARGE

We deduct a Certificate Maintenance Charge from the Certificate Value by cancelling Accumulation Units from each applicable Sub-account to reimburse Us for expenses relating to the maintenance of the Certificate. We will deduct the Certificate Maintenance Charge from the Sub-accounts of the Variable Account in the same proportion that the amount of Certificate Value in each Sub-account bears to the Certificate Value. The Certificate Maintenance Charge is shown on the Certificate Schedule. The Certificate Maintenance Charge will be deducted from the Certificate Value on each Certificate Anniversary during the Accumulation Period.

If a total surrender is made on a date other than a Certificate Anniversary, the Certificate Maintenance Charge will be deducted at the time of surrender.

During the Annuity Period, the Certificate Maintenance Charge will be deducted on a pro-rata basis from each Annuity Payment.


                                    TRANSFERS


TRANSFERS: Subject to any limitation We impose on the number of transfers permitted in a Certificate Year, a Certificate Owner may transfer all or part of Certificate Owner's Certificate Value among the Sub-accounts and the Fixed Account, if any, by Written Request or by telephone without the imposition of any fees or charges. Transfers among the Sub-accounts and the Fixed Account are permitted only during the Accumulation Period. The number of permitted transfers, and the charge for transfers in excess of that number, are shown on the Certificate Schedule. All transfers are subject to the following:

   (1) If more than the number of free transfers, shown on the Certificate Schedule, are made in a Certificate Year, We will deduct a transfer charge, shown on the Certificate Schedule, for each subsequent transfer. The transfer fee will be deducted from the Sub-account from which the transfer is made. However, if Certificate Owner transfers his or her entire interest in a Sub-account, the transfer fee will be deducted from the amount transferred. If a Certificate Owner makes a transfer from more than one Sub-account, any transfer fee will be allocated pro-rata among such Sub-accounts in proportion to the amount transferred from each.

   (2) During the Annuity Period, transfers of values between Sub-accounts will be made by converting the number of Annuity Units being transferred to the number of Annuity Units in the Sub-account to which a transfer is made, so that the next Annuity Payment, if it were made at that time, would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units.

   (3) The minimum amount which can be transferred is shown on the Certificate Schedule. The minimum amount which must remain in a Sub-account after a transfer is shown on the Certificate Schedule.

DVA(1)                                                                13

   (4) If 100% of the value of any Sub-account is transferred and the current allocation for Purchase Payments includes that Sub-account, the allocation for future Purchase Payments will change to reflect a Certificate Owner's allocation of Certificate Value following the transfer.

   (5) We reserve the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privileges described above.

We will not be liable for transfers made in accordance with a Certificate Owner's instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period in which We receive the request for transfer.

                      PARTIAL WITHDRAWALS AND TOTAL SURRENDER


PARTIAL WITHDRAWALS

During the Accumulation Period while the Certificate is In Force, a Certificate Owner may, upon Written Request, make a partial withdrawal, subject to the provisions and limitations shown on the Certificate Schedule. For purposes of determining whether a Surrender Charge is applicable to a partial withdrawal:

     (1) A partial withdrawal will first be taken from the portion of a Certificate Owner's Certificate Value which is in excess of Purchase Payments, and then from Purchase Payments; and

     (2) We will allocate partial withdrawals to Purchase Payments in the order in which the Purchase Payments were made, starting with the first.

A withdrawal will result in the cancellation of Accumulation Units from each applicable Sub-account in the ratio that a Certificate Owner's interest in the Sub-account bears to his or her Certificate Value in all the Sub-accounts. A Certificate Owner must specify by Written Request in advance if he or she wants Accumulation Units to be cancelled in a manner other than the method described above. If there is no value or insufficient value in the Variable Account, then the amount withdrawn, or the insufficient portion, will be deducted from the Fixed Account. If a Certificate Owner has multiple Guarantee Periods, We will deduct such amount from each Guarantee Period's values in the ratio that each Period's values bears to the total Fixed Account Value. A Certificate Owner must specify by Written Request in advance if he or she wants multiple Guarantee Periods to be reduced in a manner other than the method described above.

Each partial withdrawal must be for an amount not less than the amount shown on the Certificate Schedule. The Certificate Value which must remain in a Certificate is shown on the Certificate Schedule. The Certificate Schedule also shows any charge.

TOTAL SURRENDER

DVA(1)                                                             14

During the Accumulation Period while the Certificate is In Force, a Certificate Owner may, upon Written Request, make a total surrender of the Certificate Withdrawal Value. The Certificate Withdrawal Value is:
   (1) the Certificate Value as of the end of the Valuation Period during which We receive a Written Request for a withdrawal or surrender; less

   (2) any applicable taxes not previously deducted; less

   (3) any Surrender Charge; less

   (4) any Certificate Maintenance Charge.

We will pay the amount of any withdrawal or surrender within seven days unless the Suspension or Deferral of Payments Provision is in effect.

                           DEATH PROVISIONS

DEATH OF CERTIFICATE OWNER

These provisions apply if, during the Accumulation Period while the Certificate is In Force, the Certificate Owner or any Joint Certificate Owner dies (whether or not the decedent is also the Annuitant) or the Annuitant dies under a Certificate owned by a non-natural Person. The "designated beneficiary" will control the Certificate after such a death. This "designated beneficiary" will be the first Person among the following who is alive on the date of death: Certificate Owner; Joint Certificate Owner; primary Beneficiary; Contingent Beneficiary; and Certificate Owner's estate. If the Certificate Owner and Joint Certificate Owner are both alive, they shall be the "designated beneficiary" together.

IF THE DECEDENT'S SURVIVING SPOUSE (IF ANY) IS THE SOLE "DESIGNATED BENEFICIARY", the surviving spouse will automatically become the new sole Certificate Owner as of the date of the death. And, if the Annuitant is the decedent, the new Annuitant will be any living Contingent Annuitant, otherwise the surviving spouse. The Certificate may stay in force until another death occurs (i.e., until the death of the Certificate Owner or Joint Certificate Owner). Except for this paragraph, all of "Death Provisions" will apply to that subsequent death.

IN ALL OTHER CASES, the Certificate may stay in force up to five years from the date of death. During this period, the "designated beneficiary" may exercise all ownership rights, including the right to make transfers or partial withdrawals or the right to surrender the Certificate for its Certificate Withdrawal Value. If this Certificate is still in force at the end of the five-year period, We will automatically end it then by paying to the "designated beneficiary" the Certificate Withdrawal Value without the deduction of any applicable Surrender Charges. If the "designated beneficiary" is not alive then, We will pay any Person(s) named by the "designated beneficiary" in a Written Request; otherwise the "designated beneficiary's" estate.

DEATH OF ANNUITANT

DVA(1)                                                                   15

These provisions apply if during the Accumulation Period while the Certificate is In Force, (a) the Annuitant dies, (b) the Annuitant is not an Owner, and (c) the Owner is a natural person. The Certificate will continue In Force after the Annuitant's death. The new Annuitant will be any living Contingent Annuitant, otherwise the Certificate Owner.

PAYMENT OF BENEFITS

Instead of receiving a lump sum, a Certificate Owner or any "designated beneficiary" may by Written Request direct that We pay any benefit of $5,000 or more under an Annuity Option that meets the following: (a) the first payment to the "designated beneficiary" must be made no later than one year after the date of death; (b) payments must be made over the life of the "designated beneficiary" or over a period not extending beyond that person's life expectancy; and (c) any Annuity Option that provides for payments to continue after the death of the "designated beneficiary" will not allow the successor payee to extend the period of time over which the remaining payments are to be made.

                              ANNUITY PROVISIONS

GENERAL

If the Certificate is In Force on the Income Date, the Adjusted Certificate Value will be applied under the Annuity Option selected by a Certificate Owner. Annuity Payments may be made on a fixed or variable basis or both.

INCOME DATE

The Income Date may be selected by a Certificate Owner. It is shown on the Certificate Schedule. The Income Date can be any time after the Certificate Date for variable payments and any time after the first Certificate Anniversary for fixed payments. The Income Date may not be later than the earlier of when the Annuitant reaches attained age 90 or that required under state law. If no Income Date is selected, it will be the earlier of when the Annuitant reaches attained age 90 or the maximum date permitted under state law, if any.

Prior to the Income Date, a Certificate Owner may change the Income Date by Written Request. Any change must be requested at least 30 days prior to the new Income Date.

SELECTION OF AN ANNUITY OPTION

An Annuity Option may be selected by a Certificate Owner. If no Annuity Option is selected, Option B will automatically be applied. Prior to the Income Date, a Certificate Owner can change the Annuity Option selected by Written Request. Any change must be requested at least 30 days prior to the Income Date.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS


DVA(1)                                                                16

Annuity Payments are paid in monthly installments unless quarterly, semi-annual or annual payments are chosen. The Adjusted Certificate Value is applied to the Annuity Table for the Annuity Option selected. If the Adjusted Certificate Value to be applied under an Annuity Option is less than $5,000, We reserve the right to make a lump sum payment in lieu of Annuity Payments. If the Annuity Payment would be or becomes less than $100, We will reduce the frequency of payments to a longer interval which will result in each payment being at least $100.

ANNUITY OPTIONS

The following Annuity Options or any other Annuity Option acceptable to Us may be selected:

   OPTION A. ANNUITY FOR A FIXED NUMBER OF YEARS: Annuity Payments for a chosen number of years, not less than 5. If the payee dies during the payment period and the Beneficiary does not desire payments to continue for the remainder of the period, he/she may elect to have the present value of the remaining payments commuted and paid in a lump sum. During the payment period of a Variable Annuity, the payee may elect by Written Request to receive the following amount: (a) the present value of the remaining payments commuted; less (b) any Surrender Charge that may be due by treating the value defined in (a) as a surrender. Instead of receiving a lump sum, the payee may elect another Annuity Option. The amount applied to that Option would not be reduced by the charge defined in (b).

   OPTION B. LIFE ANNUITY WITH PERIOD CERTAIN OF 10 YEARS: Annuity Payments during the lifetime of the payee and in any event for 10 years certain. If the payee dies during the guaranteed payment period and the Beneficiary does not desire payments to continue for the remainder of the guaranteed period, he/she may elect to have the present value of the guaranteed payments remaining commuted and paid in a lump sum.

   OPTION C. JOINT AND SURVIVOR ANNUITY: Annuity Payments payable during the joint lifetime of the payee and a designated second natural person and then during the lifetime of the survivor.

Unless the Annuity Option provides for commutation by the payee, a payee may not withdraw or otherwise end an Annuity Option after it begins. Payments will end upon the payee's death unless the Annuity Option provides for payments continuing to a successor payee. No successor payee may extend the period of time over which the remaining payments are to be made.

ANNUITY

If a Certificate Owner selects a Fixed Annuity, the Adjusted Certificate Value is allocated to the General Account and the Annuity is paid as a Fixed Annuity. If the Certificate Owner selects a Variable Annuity, the Adjusted Certificate Value will be allocated to the Sub-accounts of the Separate Account in accordance with the selection he or she makes, and the Annuity will be paid as a Variable Annuity. A Certificate Owner can also select a combination of a Fixed and Variable Annuity and the Adjusted Certificate Value will be allocated accordingly. If a Certificate Owner does not select between a Fixed Annuity and a Variable Annuity, any Adjusted

DVA(1)                                                                17

Certificate Value in the Variable Account will be applied to a Variable Annuity and any Adjusted Certificate Value in the Fixed Account will be applied to a Fixed Annuity.

The Adjusted Certificate Value will be applied to the applicable Annuity Table contained in the Certificate based upon the Annuity Option a Certificate Owner selects. If, as of the Income Date, the current Annuity Option rates applicable to the class of Certificates issued under the Group Contract provide an initial Annuity Payment greater than the initial Annuity Payment guaranteed under the applicable Annuity Table in the Certificate, the greater payment will be made.

FIXED ANNUITY

The minimum dollar amount of each Fixed Annuity Payment for each $1,000 of Adjusted Certificate Value is shown in the Annuity Tables. After the initial Fixed Annuity payment, the payments will not change regardless of investment, mortality or expense experience.

VARIABLE ANNUITY

Variable Annuity Payments reflect the investment performance of the Variable Account in accordance with the allocation of the Adjusted Certificate Value to the Sub-accounts during the Annuity Period. Variable Annuity payments are not guaranteed as to dollar amount.

The dollar amount of the first Variable Annuity payment for each $1,000 of Adjusted Certificate Value is shown in the Annuity Tables. The dollar amount of Variable Annuity payments for each applicable Sub-account after the first Variable Annuity Payment is determined as follows:

   (1) the dollar amount of the first Variable Annuity payment is divided by the value of an Annuity Unit for each applicable Sub-account as of the Income Date. This sets the number of Annuity Units for each monthly payment for the applicable Sub-account. The number of Annuity Units for each applicable Sub-account remains fixed during the Annuity Period;

   (2) the fixed number of Annuity Units per payment in each Sub-account is multiplied by the Annuity Unit Value for that Sub-account for the Valuation Period for which the payment is due. This result is the dollar amount of the payment for each applicable Sub-account.

The total dollar amount of each Variable Annuity payment is the sum of all Sub-account Variable Annuity payments reduced by the applicable portion of the Certificate Maintenance Charge.

ANNUITY UNIT

The value of any Annuity Unit for each Sub-Account of the Separate Account was initially set at $10.

The Sub-account Annuity Unit Value at the end of any subsequent Valuation Period is determined as follows:


DVA(1)                                                                     18

   (1) the net investment factor calculated as set forth on pages 11-12 (but without the Distribution Charge, if any) for the current Valuation Period is multiplied by the value of the Annuity Unit for the Sub-account for the immediately preceding Valuation Period.

   (2) the result in (1) is then divided by the Assumed Investment Rate Factor which equals 1.00 plus the Valuation Period equivalent of the Assumed Investment Rate for the number of days in the current Valuation Period. The Assumed Investment Rate is equal to 6% per year.

The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.

USING THE TABLES

Tables 2, 3, 5, and 6 are age-dependent. The amount of the first annuity payment will be based on an age a specified number of years younger than the person's then-attained age (i.e., age last birthday). This age setback is as follows:


            DATE OF FIRST PAYMENT                  AGE SETBACK

                 1996-1999                            1 year

                 2000-2009                            2 years

                 2010-2019                            4 years

                 2020-2029                            5 years

                 2030 or later                        6 years



We will calculate the amount for a payment frequency other than monthly and for any ages not shown in Tables 2, 3, 5, and 6 in accordance with the next section. Upon request, We will tell a Certificate Owner any such amount.

BASIS OF CALCULATION

Tables 1 and 4 are based on interest at 6% and 3%, respectively. Tables 2, 3, 5, and 6 are based on the 1983 Individual Annuity Valuation Tables, weighted 40% male and 60% female, with interest at 6% (Tables 2 and 3) and 3% (Tables 5 and 6), projected dynamically with Projection Scale G.



DVA(1)                                                               19

   TABLE 1: FIRST MONTHLY PAYMENT PAYABLE UNDER VARIABLE OPTION A FOR EACH $1,000 APPLIED

   YEARS   PAYMENT    YEARS   PAYMENT   YEARS   PAYMENT   YEARS   PAYMENT


   5       $19.17       12     $9.63      19      $7.24     25     $6.32
   6        16.42       13      9.12      20       7.04     26      6.21
   7        14.46       14      8.69      21       6.86     27      6.11
   8        13.00       15      8.31      22       6.70     28      6.02
   9        11.87       16      7.99      23       6.56     29      5.94
   10       10.97       17      7.71      24       6.43     30      5.87
   11       10.24       18      7.46


   TABLE 2: FIRST MONTHLY PAYMENT PAYABLE UNDER VARIABLE OPTION B FOR EACH $1,000 APPLIED

   AGE  PAYMENT   AGE  PAYMENT   AGE  PAYMENT   AGE  PAYMENT   AGE PAYMENT


   30   $5.09     43    $5.40    56    $6.06    69   $7.47    82   $ 9.72
   31    5.11     44     5.44    57     6.13    70    7.63    83     9.87
   32    5.13     45     5.47    58     6.21    71    7.79    84     10.02
   33    5.14     46     5.51    59     6.30    72    7.95    85     10.15
   34    5.16     47     5.55    60     6.39    73    8.12    86     10.27
   35    5.18     48     5.60    61     6.48    74    8.30    87     10.38
   36    5.20     49     5.64    62     6.59    75    8.48    88     10.48
   37    5.23     50     5.69    63     6.69    76    8.66    89     10.57
   38    5.25     51     5.74    64     6.81    77    8.84    90     10.65
   39    5.28     52     5.80    65     6.93    78    9.03    91     10.72
   40    5.31     53     5.86    66     7.05    79    9.21    92     10.77
   41    5.34     54     5.92    67     7.19    80    9.38    93     10.82
   42    5.37     55     5.99    68     7.33    81    9.55    94     10.86
                                                       95   10.89

  TABLE 3: FIRST MONTHLY PAYMENT PAYABLE UNDER VARIABLE OPTION C FOR EACH $1,000 APPLIED

                              COMBINATION OF AGES




        30    35    40    45    50    55    60    65    70    75    80    85    90    95

   30 $4.97 $4.99 $5.00 $5.02 $5.04 $5.05 $5.06 $5.07 $5.08 $5.09 $5.09 $5.09 $5.10 $5.10
   35        5.01  5.04  5.07  5.09  5.11  5.13  5.15  5.16  5.17  5.18  5.18  5.19  5.19
   40              5.08  5.12  5.16  5.19  5.22  5.25  5.27  5.29  5.30  5.31  5.31  5.32
   45                    5.18  5.23  5.29  5.34  5.38  5.41  5.44  5.46  5.48  5.49  5.49
   50                          5.32  5.40  5.47  5.54  5.60  5.64  5.68  5.70  5.72  5.72
   55                                5.51  5.62  5.73  5.85  5.90  5.96  6.00  6.02  6.04
   60                                      5.79  5.95  6.11  6.24  6.34  6.41  6.45  6.48
   65                                            6.20  6.44  6.66  6.84  6.97  7.05  7.10
   70                                                  6.80  7.15  7.47  7.71  7.87  7.97
   75                                                        7.69  8.22  8.66  8.99  9.20
   80                                                              9.03  9.81 10.43 10.87
   85                                                                   11.02 12.11 12.98
   90                                                                         13.82 15.34
   95                                                                               17.66






DVA(1)                                                                  20

   TABLE 4: MINIMUM MONTHLY PAYMENT PAYABLE UNDER FIXED OPTION A FOR EACH $1,000 APPLIED

   YEARS   PAYMENT    YEARS   PAYMENT   YEARS    PAYMENT    YEARS    PAYMENT


     5     $17.91       12     $8.24     19      $5.73       25       $4.71
     6      15.14       13      7.71     20       5.51       26        4.59
     7      13.16       14      7.26     21       5.32       27        4.47
     8      11.68       15      6.87     22       5.15       28        4.37
     9      10.53       16      6.53     23       4.99       29        4.27
     10      9.61       17      6.23     24       4.84       30        4.18
     11      8.86       18      5.96


   TABLE 5: MINIMUM MONTHLY PAYMENT PAYABLE UNDER FIXED OPTION B FOR EACH $1,000 APPLIED

   AGE  PAYMENT   AGE  PAYMENT   AGE  PAYMENT   AGE  PAYMENT      AGE  PAYMENT

   30   $3.05     43    $3.46    56    $4.24    69    $5.79       82   $8.24
   31    3.07     44     3.50    57     4.32    70     5.96       83    8.41
   32    3.09     45     3.55    58     4.41    71     6.13       84    8.57
   33    3.12     46     3.60    59     4.51    72     6.31       85    8.72
   34    3.15     47     3.65    60     4.61    73     6.50       86    8.85
   35    3.18     48     3.70    61     4.71    74     6.69       87    8.97
   36    3.21     49     3.76    62     4.82    75     6.88       88    9.08
   37    3.24     50     3.82    63     4.94    76     7.08       89    9.18
   38    3.27     51     3.88    64     5.07    77     7.28       90    9.27
   39    3.31     52     3.94    65     5.20    78     7.48       91    9.34
   40    3.34     53     4.01    66     5.34    79     7.68       92    9.40
   41    3.38     54     4.08    67     5.48    80     7.87       93    9.46
   42    3.42     55     4.16    68     5.63    81     8.06       94    9.50
                                                        95       9.53



 TABLE 6: MINIMUM MONTHLY PAYMENT PAYABLE UNDER FIXED OPTION C FOR EACH $1,000 APPLIED


                                  COMBINATION OF AGES

        30    35    40    45    50    55    60    65    70    75    80    85    90    95

   30 $2.88 $2.92 $2.95 $2.98 $3.00 $3.01 $3.02 $3.03 $3.04 $3.04 $3.04 $3.05 $3.05 $3.05
   35        2.97  3.02  3.06  3.09  3.12  3.14  3.15  3.16  3.17  3.17  3.18  3.18  3.18
   40              3.09  3.15  3.20  3.24  3.27  3.30  3.32  3.33  3.34  3.34  3.34  3.35
   45                    3.24  3.31  3.38  3.44  3.48  3.51  3.53  3.54  3.55  3.56  3.56
   50                          3.43  3.53  3.62  3.69  3.74  3.78  3.80  3.82  3.83  3.83
   55                                3.68  3.81  3.93  4.02  4.09  4.13  4.16  4.18  4.19
   60                                      4.01  4.19  4.35  4.47  4.56  4.61  4.65  4.66
   65                                            4.47  4.73  4.94  5.11  5.21  5.28  5.32
   70                                                  5.11  5.48  5.78  6.00  6.13  6.21
   75                                                        6.04  6.57  6.99  7.28  7.46
   80                                                              7.40  8.16  8.75  9.15
   85                                                                    9.38 10.46 11.29
   90                                                                         12.18 13.68



DVA(1)                                                                  21

  95                                                                     16.02


DVA(1)                                                                   22

                                   ENDORSEMENTS



                            To be inserted only by Us









DVA(1)                                                              23

                        KEYPORT
                        LIFE INSURANCE COMPANY


                        PROVIDENCE, RHODE ISLAND












               GROUP VARIABLE ANNUITY CONTRACT
              FLEXIBLE PURCHASE PAYMENTS
              DEFERRED INCOME PAYMENTS
            NONPARTICIPATING -- NO DIVIDENDS
   _______________________________________8@________



DVA(1)                                                  24